Exhibit 10.1

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of January 14, 2016, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 505 Fifth Avenue, 11th Floor, New York, New York 10017 ("Bank") and (b) (i) ASTEA INTERNATIONAL INC., a Delaware corporation, with its principal place of business at 240 Gibraltar Road, Suite 300 Horsham, Pennsylvania 19044 ("Parent Borrower"), (ii) NETWORK DATA, INC., a Delaware corporation, with its principal place of business at 240 Gibraltar Road, Suite 300 Horsham, Pennsylvania 19044 ("Network Data"), (iii) VIRTUAL SERVICE CORPORATION, a Delaware corporation, with its principal place of business at 240 Gibraltar Road, Suite 300 Horsham, Pennsylvania 19044 {"Virtual Service") and (iv) FC ACQUISITION CORP., a Delaware corporation, with its principal place of business at 240 Gibraltar Road, Suite 300 Horsham, Pennsylvania 19044 ("FC Acquisition") (Parent Borrower, Network Data, Virtual Service and FC Acquisition are hereinafter jointly and severally, individually and collectively, referred to as "Borrower").

1.          DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among  other indebtedness  and obligations which may be  owing  by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 18, 2014, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of December 18, 2014, among Borrower and Bank (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.     DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents"). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".
3.     DESCRIPTION OF CHANGE IN TERMS.
A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2(a) thereof:

"(ii) as soon as available, but no later than forty-five (45) days after the last day of each fiscal quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such fiscal quarter certified by a Responsible Officer and in a form reasonably acceptable to Bank;"
and inserting in lieu thereof  the following:

"(ii) as soon as available, but no later than forty-five (45) days after the last day of each fiscal quarter, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower's and each of its Subsidiaries' consolidated and consolidating operations during such fiscal quarter certified by a Responsible Officer and in a form reasonably acceptable to Bank;"

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2(c) thereof:

"Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing."

and inserting in lieu  thereof  the  following:

"Such inspections or audits shall be conducted no more often than once every twelve (12) months (or more frequently as Bank determines in its sole discretion that conditions warrant), unless an Event of Default has occurred and is continuing."

3.	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.5(a) thereof:

"At all times on and after the date that is sixty (60) days from the Effective Date, to permit Bank to monitor Borrower's financial performance and condition, maintain all of Borrower's and its Subsidiaries' depository and operating accounts and securities/investment accounts with Bank and Bank's Affiliates."

and inserting in lieu thereof the following:

"At all times on and after the date that is sixty (60) days from the Effective Date, to permit Bank to monitor Borrower's financial performance and condition, maintain all of Borrower's and its Subsidiaries' depository and operating accounts and securities/investment accounts with Bank and Bank's Affiliates, provided, however, Borrower and its Subsidiaries shall be permitted to maintain the following accounts existing on First LMA Effective Date so long as such accounts are used solely for operating purposes and subject to the following limitations on the amount of funds contained in such accounts: (i) the account of Network Data with PNC Bank (as disclosed on the Perfection Certificate) so long as the aggregate amount of funds in such account does not exceed Ten Thousand Dollars ($10,000.00) at any time, (ii) the account of Parent Borrower with Westpac Banking Corporation (as disclosed on the Perfection Certificate) so long as the aggregate amount of funds in such account does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) at any time, (iii) the account of Parent Borrower and Network Data with Morgan Stanley (as disclosed on the Perfection Certificate) so long as the aggregate amount of funds in such account does not exceed One Hundred Thousand Dollars ($100,000.00) at any time, (iv) the accounts of Parent Borrower's Subsidiaries, Astea Israel Ltd., Astea International Japan, Inc., Astea (UK) Ltd. and Astea Service & Distribution Systems B.V., with First International Bank of Israel, The Bank of Tokyo UFJ, Ltd., Sumitomo Mitsui Banking Corporation, Natwest Bank and Rabobank (each as disclosed on the Perfection Certificate) so long as the aggregate amount of funds in all such accounts (for all such accounts together) does not exceed One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) at any time and (v) the account of Parent Borrower's Subsidiary, Astea Israel Ltd., with Morgan Stanley (as disclosed on the Perfection Certificate) so long as the aggregate amount of funds in such account does not exceed Three Hundred Fifty Thousand Dollars ($350,000.00) at any time (such accounts, collectively, the "Permitted  Accounts")."

4	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.5(b) thereof:

"The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's employees and identified to Bank by Borrower as such."

and inserting in lieu thereof the following:

"The provisions of the previous sentence shall not apply to (a) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's employees and identified to Bank by Borrower as such or (b) the Permitted Accounts."

5
The Loan Agreement shall be amended by deleting "." where it appears at the end of the definition of "Permitted Investments" in Section 13.1 thereof and inserting in lieu thereof "; and", and then inserting the following new text, appearing at the end of such definition:

"  (h)          Investments by Parent Borrower in Parent Borrower's Subsidiary, Astea Israel Ltd., for the ordinary and necessary current operating expenses of such Subsidiary in an aggregate amount not to exceed Five Hundred Fifty Thousand Dollars ($550,000.00) per calendar month, provided, however, that, so long as no Event of Default exists or could be expected to result therefrom, Bank may approve a higher amount for a particular month, which approval shall be in writing and shall be granted on a case-by-case basis in Bank's sole discretion;"

6	The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 13.l thereof:

"First LMA Effective  Date" is January  14, 2016."

"Permitted Accounts" is defined in Section 6.5(a) of this  Agreement.

7	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.l thereof:

"Maturity Date" is two (2) years from the Effective Date."

and inserting in lieu thereof the following:

"Maturity Date" is April 30, 2018."

4.        FEES AND EXPENSES. Borrower shall pay to Bank a modification fee equal to Thirty Thousand Dollars ($30,000.00) which fee shall be deemed fully earned as of the date hereof, and shall be due and payable upon the earlier to occur of (i) December 18, 2016, (ii) the termination of the Loan Agreement, and (iii) the occurrence of an Event of Default. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.        PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Parent Borrower dated as of January 14, 2016, and acknowledges, confirms and agrees the disclosures and information Parent Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof. Borrower hereby acknowledges and agrees that all references in the Loan Agreement to Perfection Certificate shall mean and include the Perfection Certificate as described herein.

6.        CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.        RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.          NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.       CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10.      COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

ASTEA INTERNATIONAL INC.

By:	/s/ Rick Etskovitz
Name:	Rick Etskovitz
Title:	CFO

NETWORK DATA, INC.

By:	/s/ Rick Etskovitz
Name:	Rick Etskovitz
Title:	CFO, Secretary & Assistant Treasurer

VIRTUAL SERVICE CORPORATION

By:	/s/ Rick Etskovitz
Name:	Rick Etskovitz
Title:	CFO, Secretary & Treasurer

FC ACQUISITION CORP.

By:	/s/ Rick Etzkovitz
Name:	Rick Etskovitz
Title:	CFO, Secretary & Treasurer

BANK:

SILICON VALLEY BANK

By:	/s/ Michael Quinn
Name:	Michael Quinn
Title:	VP